UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 2, 2006

ACCELRYS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27118	33-0557266
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer identification number)

10188 Telesis Court, San Diego, California 92121-1761

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 799-5000

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On February 2, 2006, the Board of Directors of Accelrys, Inc. (the “Company”) elected Kenneth L. Coleman to serve as the Company’s non-executive Chairman of the Board.  Mr. Coleman has previously served as a director of the Company since May 2003 and as the Company’s independent Lead Director since May 2004.

In connection with his election to serve as the Company’s non-executive Chairman of the Board, the Board of Directors of the Company also approved an increase in Mr. Coleman’s annual retainer from $75,000 to $100,000.  In addition, the Board of Directors approved an increase in the annual retainers payable to the other independent members of the Board of Directors from $25,000 to $30,000.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

	99.1	Press Release announcing election of Kenneth L. Coleman as non-executive Chairman of the Board, dated February 6, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELRYS, INC.

	By:	/s/ David Sankaran
David Sankaran
Senior Vice President and Chief Financial Officer

Date: February 6, 2006